UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

__________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):     May 20, 2015

P & F INDUSTRIES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-5332	22-1657413
(State or Other Jurisdiction	(Commission File No.)	(IRS Employer
of Incorporation)		Identification Number)

445 Broadhollow Road, Suite 100, Melville, New York 11747

(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (631) 694-9800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

On May 20, 2015, P&F Industries, Inc. (the “Registrant”) held its 2015 Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, the stockholders (i) elected three (3) directors, two (Jeffrey D. Franklin and Richard P. Randall) to terms that expire at the 2018 annual meeting of stockholders and one (Howard Brod Brownstein) to a term that expires at the 2016 annual meeting of stockholders, (ii) ratified the appointment of CohnReznick LLP as the Registrant’s independent registered public accounting firm for the year 2015, (iii) approved Internal Revenue Code Section 162(m) performance goals under the Registrant’s Amended and Restated Executive 162(m) Bonus Plan and (iv) approved an advisory (non-binding) resolution regarding the compensation of the Registrant’s named executive officers.

Set forth below are the final voting results for each of the proposals:

1.	Election of directors:

Name of Nominee	Votes For	Votes Withheld	Broker Non-Votes

Howard Brod Brownstein	2,787,444	33,339	578,257

Jeffrey D. Franklin	2,343,001	477,782	578,257

Richard P. Randall	2,772,798	47,985	578,257

2.	Proposal to ratify the appointment of CohnReznick LLP as the Registrant’s independent registered public accounting firm for the year 2015:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes

3,389,466	2,013	7,561	Not applicable

3.	Proposal to approve Internal Revenue Code Section 162(m) performance goals under the Registrant’s Amended and Restated Executive 162(m) Bonus Plan:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes

2,732,778	60,680	27,325	578,257

4.	Proposal to approve an advisory (non-binding) resolution regarding the compensation of the Registrant’s named executive officers:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes

2,323,890	477,975	18,918	578,257

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

P & F INDUSTRIES, INC.

Date: May 26, 2015

	By:	/s/ Joseph A. Molino, Jr.
Joseph A. Molino, Jr. Vice President, Chief Operating Officer and Chief Financial Officer